Exhibit 99.2

August 17, 2020 Valaris DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS Business Plan Review

Statements contained in this presentation that are not historical facts are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Forward - looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements involving expected financial performance ; expected utilization, rig commitments and availability, day rates, revenues, operating expenses, cash flow, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding ; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effects of declines in commodity prices ; synergies and expected additional cost savings ; effective tax rate ; expected work commitments, letters of intent or letters of award ; scheduled delivery dates for rigs ; performance of our joint venture with Saudi Aramco ; the timing of delivery, mobilization, contract commencement, relocation or other movement of rigs ; our intent to sell or scrap rigs ; and general market, business and industry conditions, trends and outlook . Such statements are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the coronavirus global pandemic, the related public health measures implemented by governments worldwide and the precipitous decline in oil prices during 2020 ; cancellation, suspension, renegotiation or termination of drilling contracts ; potential additional asset impairments ; our failure to satisfy our debt obligations ; the outcome of any discussions with our lenders and bondholders ; our ability to obtain financing, service our debt, fund negative cash flow and capital expenditures and pursue other business opportunities ; adequacy of sources of liquidity for us and our customers ; potential delisting of our Class A common shares from the NYSE ; actions by regulatory authorities, rating agencies or other third parties ; actions by our security holders ; costs and difficulties related to the integration of Ensco and Rowan and the related impact on our financial results and performance ; availability and terms of any financing ; commodity price fluctuations, customer demand, new rig supply, downtime and other risks associated with offshore rig operations ; severe weather or hurricanes ; changes in worldwide rig supply and demand, competition and technology ; future levels of offshore drilling activity ; governmental action, civil unrest and political and economic uncertainties ; terrorism, piracy and military action ; risks inherent to shipyard rig construction, repair, maintenance or enhancement ; our ability to enter into, and the terms of, future drilling contracts ; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments ; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes ; governmental regulatory, legislative and permitting requirements affecting drilling operations ; our ability to attract and retain skilled personnel on commercially reasonable terms ; environmental or other liabilities, risks or losses ; debt restrictions that may limit our liquidity and flexibility ; tax matters including our effective tax rate ; and cybersecurity risks and threats . In addition to the numerous factors described above, you should also carefully read and consider “Item 1 A . Risk Factors” in Part I and “Item 7 . Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10 - K, as updated in our subsequent quarterly reports on Form 10 - Q, which are available on the SEC’s website at www . sec . gov or on the Investors section of our website at www . valaris . com . Each forward - looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward - looking statements, except as required by law . 2 Forward - Looking Statements DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

3 Valaris Management Team Tom Burke President and Chief Executive Officer Jon Baksht Executive Vice President and Chief Financial Officer Gilles Luca Senior Vice President & Chief Operating Officer Alan Quintero Senior Vice President, Business Development Michael McGuinty Senior Vice President, General Counsel and Secretary Jack Winton Vice President, Human Resources & Transformation DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

1. Company Overview 2. Market Environment 3. Long - Term Forecast 4. Appendix 3. Long - Term Forecast 4. Appendix Agenda 4 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Company Overview • Valaris created as a platform to consolidate premium industry assets serving a diversified customer base – Fleet of 74 1 rigs offering exposure to multiple attractive asset classes – Deep relationships with leading energy companies – four of the top 2 five NOCs and the top 2 nine IOCs – London HQ, with Houston corporate office and Houston, Aberdeen & Dubai operational offices offer global reach – Industry - leading operational backbone , reflected in top - quartile operational performance • Execution of clear long - term strategy well underway – Deepened customer relationships through long - term, value accretive partnerships , e.g., ARO Drilling – Captured 100+% of announced merger synergies in less than 12 months – Significantly accelerated cost transformation given worsening market conditions 1 number of rigs as of July 2020 Form 10 - Q Filing; see following slides for more detail 2 by offshore drilling activity DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS 5

Valaris Has The Largest Fleet of High-Quality Assets

Rig Quality of Top International Drilling Contractors[1]:


Total rig mix by asset quality
Valaris plc
Seadrill
Transocean
Shelf Drilling
Borr Drilling
Noble Drilling
Maersk Drilling
Diamond Offshore
Pacific Drilling
Q1 Q2 Q3 Q4


Floater rig mix by asset quality
Valaris plc
Transocean
Seadrill
Diamond Offshore
Noble Drilling
Maersk Drilling
Pacific Drilling
Q1 Q2 Q3 Q4


Jackup rig mix by asset quality
Valaris plc
Shelf Drilling
Borr Drilling
Seadrill
Maersk Drilling
Noble Drilling
Q1 Q2 Q3 Q4

Source: Rystad. Valaris rig counts include rigs leased to ARO Drilling, and exclude 7 legacy jackups, rigs held for sale or intended for sale, managed drilling operations and rigs owned by ARO Drilling; ; see slide 34 for reconciliation.
[1] Rigs ranked into quartiles using the Rystad Rig Score. Floaters and Jackups were ranked separately.
Q1=Top quartile, Q2=2nd quartile, Q3=3rd quartile, Q4=Bottom quartile.

VALARIS

6

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Valaris has the Industry's Largest Modern Offshore Drilling Fleet

Diverse, High-Specification Fleet of 55 Highly Competitive Rigs Capable of Meeting a Broad Spectrum of Customers' Well Program Requirements

Drillships	Semisubmersibles	Jackups
		

13 Total (Drillships)
- Average age of 4.9 years
- 11 assets equipped with 2.5 Mn lbs. hookload derrick and two blowout preventers

5 Total (Semisubmersibles)
- All modern assets with sixth generation drilling equipment
- Average age of 8.5 years
  - 2 rigs capable of working in both moored and dynamically-positioned mode

37 Total (Jackups)
- Average age of 11.3 years
- 7 heavy duty ultra-harsh & 6 heavy duty harsh environment rigs
- 13 heavy duty & 11 standard duty modern benign environment rigs

Source: IHS Markit RigPoint
Rig counts include rigs leased to ARO Drilling, and exclude 7 legacy jackups, rigs held for sale or intended for sale, managed drilling operations and rigs owned by ARO Drilling; see slide 34 for reconciliation

VALARIS
7
DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Valaris owns 50% of Joint Venture with Saudi Aramco, the Largest User of Jackups in the World

VALARIS

Valaris operates five jackups offshore Saudi Arabia outside of ARO Drilling joint venture

أرامكو السعودية
saudi aramco

50% Ownership

50% Ownership

~$450 Mn Shareholder Notes Receivable

~$450 Mn Shareholder Notes Receivable

ARO DRILLING
أرامكو روان للحفر

Leased Jackups (9)

- Three-year contracts; day rates set by an agreed pricing mechanism
- Valaris receives bareboat charter fee based on % of rig-level EBITDA
- ~$121 Mn of bareboat charter revenue backlog to Valaris as of June 30, 2020 (no associated operating expense to Valaris)

Owned Jackups (7)

- Rigs contracted for three-year terms
- Renewed and re-priced every three years for at least an aggregate of 15 years

Newbuild Jackups (20)

- Initial 8-year contracts; day rate set by an EBITDA payback mechanism[1]
- Further 8-year contracts; day rate set by a market pricing mechanism and re-priced every three years
- Preference given for future contracts thereafter

- Rigs contribute to ARO Drilling results, of which Valaris recognizes 50% of net income

[1] Down payment on each newbuild rig is no more than 25% before delivery. Illustrative in-service newbuild rig capital cost of $175 Mn would provide an average day rate of ~$150K/day for the initial eight-year contract, based on cash operating costs of $45K/day + shorebase overhead allocation of $7.5 Mn per year

VALARIS

8

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Valaris is Recognized Across Offshore Drilling Industry for Operational Excellence & Customer Satisfaction

Consistent Operational Results

Fleet-Wide Operational Effectiveness[1]



99%
99%
98%
98%
2016
2017
2018
2019

- Achieved high levels of operational effectiveness for the past several years
- Focus on optimizing customers' well delivery through well planning, drilling performance and performance contracts

Industry-Leading Customer Satisfaction



ENERGYPOINT RESEARCH INC
Rated 1st in
Total Satisfaction
OFFSHORE DRILLERS
Customer Satisfaction
2018-19

- Won 10 of 17 categories in latest survey[2]
  - Total Satisfaction
  - Health, Safety & Environment
  - Performance & Reliability
  - Middle East
  - North Sea
  - Job Quality
  - HPHT Wells
  - Ultra-Deepwater Wells
  - Deepwater Wells
  - Shelf Wells

[1] 2016, 2017 and 2018 results represent an average of legacy Ensco "Operational Utilization" and legacy Rowan "Billed Uptime" performance; 2019 result represents Valaris "Operational Utilization"
[2] 2018 Oilfield Products & Services Customer Satisfaction Survey conducted by EnergyPoint Research

VALARIS
9
DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

10 Valaris Operations Have More Scale And Scope Than Any Other Offshore Driller, Enabling Valaris To Compete On A Global Basis 16 13 12 11 8 8 8 7 6 6 5 3 3 3 3 12 4 4 5 5 5 7 3 6 3 3 8 9 12 8 4 3 3 1 3 5 3 3 Maersk Drilling Japan Drilling Vantage Drilling Valaris Borr Drilling Transocean COSL Seadrill Noble Saipem PV Drilling Shelf Drilling Stena Diamond Offshore 0 Pacific Drilling 0 0 0 0 0 0 Floaters All Assets Jackups Countries Where Backlog Won (Count of Countries) Since the Valaris Merger (1) Source: IHS Petrodata. (1) Valaris numbers include ARO Drilling. Valaris rigs as a percent of total marketed, competitive ri gs: Total = 9.7%, Jackups = 11%, Floaters = 6.3% (on July 31, 2020). Only For Drillers Winning Contracts in More Than Three Countries. Does not include China DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

11 Since The Valaris Merger In April 2019, Valaris Has Captured Significant Backlog Compared To Other Offshore Drillers 27,477 25,573 519 6,310 5,853 5,109 5,038 4,810 407 4,569 4,472 3,777 3,344 3,285 1,361 2,190 6,995 4,302 1,341 31,794 7,701 2,905 10,606 COSL Borr Drilling Egyptian Drilling Foresight Drilling Northern Offshore Constellation Oil Services Noble Saipem Advanced Energy Systems Arabian Drilling 2,516 2,702 Transocean 4,709 23,002 Velesto Energy Berhad GulfDrill Shelf Drilling 2,785 Maersk Drilling Valaris 8,792 19,761 All Other Contractors 7,514 Jagson ADNOC Drilling 16,976 Seadrill 1,639 4,155 Jackup Days Floater Days Source: IHS Petrodata; Valaris numbers include ARO Drilling. Data from date of Valaris merger in April 2019 Backlog Won (Days) (Excluding China And Harsh Environment Semis) DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

12 Valaris Has Served More Customers Than Any Other Major International Offshore Drilling Contractor. Valaris Has Depth In Relationships That Positions The Company For Future Floater Work Source: Rystad 1 Customers served from Jan 1, 2015 - Aug 3, 2020; All customers and all rig types. 2 Top expected users of floating rigs 2020 - 2025; Historical relationship from 2015 - 2020. 92 70 43 39 38 37 37 29 10 Noble Transocean Valaris Maersk Drilling Seadrill Diamond Offshore Borr Drilling Shelf Drilling Pacific Drilling Number of Customers Served ( Jan 1, 2015 - Aug 3, 2020) 1 Historical Relationship with Top Expected Users of Floating Rigs (2020 to 2025) 2 ENI CHEVRON ONGC TOTAL CNOOC BP EXXONMOBIL SHELL EQUINOR PETROBRAS 8 10 7 7 4 4 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Merger Integration Ahead of Schedule & Synergy Target; Cost Transformation Process Kicked Off in Q1’20 • Merger Integration on Track through Robust Repeatable Process - Projected to deliver more than $210M 3 of combinational synergies by end Q4’20, well in excess of $165M announced target - Completed approx. 90% of integration - related activities by end Q2’20 – onshore integration mostly complete 1 , remaining offshore integration activities are expected to be completed by end of Q4’20 • Launched Cost Transformation Process, to Drive Down Cost Structure to “Industry Shaping” Levels - Plan for structural changes to establish unassailable cost leadership – lean operating model, offshore service center to “ variablize” support cost structure , and significant offshore spend reduction - Formal cost transformation process launched in Q4’19, detailed plan 1 created in Q1’20 and implementation launched at end of Q1’20 - This will position Valaris as the clear cost leader (outside of commodity jackup market in Asia) – resulting in significant cash generation potential at mid - and high - cycle rig rates 1 Onshore Integration Task Summary at 8/1/2020: 3,618 complete, 225 on target, 15 behind schedule, 0 delayed and 11 tasks not y et schedule to start 2 Bankable Plan for Valaris Transformation: ~370 Initiatives, ~130 Initiative Owners, ~230 Milestone Owners, ~2,300 Performance Milestones, ~650 Embedded Health Milestones 3 $210+ = 164 Mn of onshore synergies & $47 Mn of offshore synergies DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS 13

14 Merger Integration Structured in Three Steps Step - 1. Stabilize: No Business Disruptions (month 1) Execute an issue - free day one Minimize disruptions to employees, customers and suppliers Step - 2. Merge: Capture Merger Synergies (months 1 to 18) Deliver $165Mn+ in annual synergies Execute the integration plan on schedule and budget Step - 3. Transform: Optimize Business (months 9 to 30) Opportunities to create value by radically transforming business processes Comprehensive understanding of the opportunity The “Bankable Plan” – fully integrated set of weekly deliverables Rigorous delivery of performance, health and new capabilities Transformation Implementation 3 Launching a full - scale effort to drive value to the bottom - line Independent Diligence 1 Establishing the trajectory and full potential of the business using an investor due diligence approach Bottom - Up Planning 2 Developing a transformation plan (Initiatives / financials) which is fully owned by line leaders Q4 2019 Q1 2020 Q2 2020 – H1 2022 Today A B Step - 3. Transform: Optimize Business DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Through the Transformation phase of the merger process Valaris is on track to move to a competitive onshore support model

PRELIMINARY

Key aspects of onshore Transformation

- **Lean and fit-for-purpose support** in line with market competitiveness
- **Significant economies of scale** through strong centralization
- **Cost variability** enabled through outsourcing
- **Market leading technical experts** consolidated centrally

Shore-based organization cost summary run-rate[1], $M



Active rigs
Cost per rig M$/Rig
47
9.3
37
7.6
25
6.4
Synergy Plan
Synergy Above Plan
Transformation
RDC
ESV
Valaris
153 transformation initiatives in workstream including: i) reduce current onshore HC by ~450+ ii) centralize functional support iii) minimize lease expense iv) deploy TSC to reduce asset management spend v) BPO "servicing" roles to SSC; using labour cost arbitrage to reduce costs vi) reduce expat numbers & package vii) cut 401(k) and other benefits
435
164
271
135
2
15
283
27
96
160
Directly before merger Apr 2019
Merger Synergies Cost Out Achieved
Transformation Cost Out Achieved
Apr 2020
Merger Synergy Cost Out Planned
Transformation Cost Out Planned
Mid-2021

Shore-based organization headcount summary, FTE by function



Ops
QHSE & Trg
Legal & Comp
Fin & Acct
HR
IT
Marketing
Tech & Eng
Supply Chain
Executive
RIF
RDC
ESV
412
750
1,162
266
896
125
771
337
142
576
Directly before merger Apr 2019
HC Apr 2019
2019 & Q1 2020 RIF
HC Apr 2020
May 2020 RIF
HC May 2020
Q3/Q4 2020 RIF
SSC/TSC BPO HC Added
HC Mid-2021[2]

1 Excludes non-recurring items such as merger transaction costs, activist defence, transformation, restructuring or Forasol costs

2 Does not include Transformation or Forasol FTEs

RIF – Reduction in Force

BPO – Business Process Outsource

SSC – Shared Service Center

TSC – Technical Service Center

HC - Headcount

VALARIS

15

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

1. Company Overview 2. Market Environment 3. Long - Term Forecast 4. Appendix 3. Long - Term Forecast 4. Appendix Agenda 16 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

17 Source: FactSet as of July 30 , 2020; Evercore ISI Research E&P Budget Barometer April 19, 2020 Given the Drop In Commodity Price, Operators Have Reacted by Swiftly Cutting Capex $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Actual Forward Curve Brent Crude - $/bbl $- $50 $100 $150 $200 $250 $300 2019 Actual 2020 Original Plan 2020 New Plan E&P Capital Expenditures - $B Majors NOCs Independents $276 $278 $198 - 29% DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

We Expect the Market Will be Challenging for the Next Two - Plus Years • Recent market drop is likely to reduce oil demand in 2020 by 6.7Mbd to 13.0Mbd below 2019 levels, with additional impact beyond 2021 1 . As a result, deepwater capital spend is expected to decline by 30 - 45% in 2020 before returning to 2019 levels by 2022 or 2023 1 • While Valaris’ diverse fleet and customer base offers some resilience , in the short - term, contract terminations, rate renegotiations, and project deferrals are expected – received four contract terminations and numerous term and rate amendments to date • Significant re - contracting activity is not expected to begin before mid - 2021 , as a result Valaris remains highly focused on cost transformation and managing operations in line with market conditions - Valaris works in a cyclical industry and has experience navigating pullbacks in customer demand due to low oil prices 1 Source: McKinsey Energy Insights, IEA, EIA, Rystad Energy DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS 18

Jackup Supply Dynamics 0 10 20 30 40 50 60 70 80 90 100 0 100 200 300 400 500 600 Aug 2015 Nov 2015 Feb 2016 May 2016 Aug 2016 Nov 2016 Feb 2017 May 2017 Aug 2017 Nov 2017 Feb 2018 May 2018 Aug 2018 Nov 2018 Feb 2019 May 2019 Aug 2019 Nov 2019 Feb 2020 May 2020 Aug 2020 Jackups Total Contracted Total Supply Total Utilization Current Total Supply Illustrative Total Supply Illustrative Marketed Supply 31 524 12 91 42 9 425 18 407 Newbuilds in China Other Newbuilds >30yrs idle w/o future contract >30yrs rolling off contract by YE2020 15 - 30yrs idle for over 2yrs Non - marketed Supply & Demand of Rigs, Total (left axis) Utilization, Total (right axis) ILLUSTRATIVE SUPPLY Between Aug 2015 and Aug 2020: 95 jackups were retired 84 jackups entered into service Source: IHS Markit RigPoint 40% 19% 25% 14% 3% <10yrs 10 - 20yrs 20 - 30yrs 30 - 40yrs >40yrs CURRENT SUPPLY AGE PROFILE 100% = 524 JACKUPS Utilization had been increasing due to supply attrition and higher levels of customer demand; utilization is now expected to decline, tempered somewhat by retirements of older jackups 19 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Current Total Supply Illustrative Total Supply Illustrative Marketed Supply Drillship Supply Dynamics 0 10 20 30 40 50 60 70 80 90 100 0 20 40 60 80 100 120 140 Aug 2015 Nov 2015 Feb 2016 May 2016 Aug 2016 Nov 2016 Feb 2017 May 2017 Aug 2017 Nov 2017 Feb 2018 May 2018 Aug 2018 Nov 2018 Feb 2019 May 2019 Aug 2019 Nov 2019 Feb 2020 May 2020 Aug 2020 Drillships Total Contracted Total Supply Total Utilization 1 101 17 9 3 7 100 20 80 Newbuilds in Brazil Other Newbuilds >10yrs idle w/o future contract >10yrs rolling off contract by YE2020 >10yrs idle for over 2yrs Non - marketed Supply & Demand of Rigs, Total (left axis) Utilization, Total (right axis) ILLUSTRATIVE SUPPLY Between Aug 2015 and Aug 2020: 31 drillships were retired 8 drillships entered into service Source: IHS Markit RigPoint 78% 15% 1% 3% 2% <10yrs 30 - 40yrs 20 - 30yrs 10 - 20yrs >40yrs CURRENT SUPPLY AGE PROFILE 100% = 101 DRILLSHIPS Utilization of drillships had been increasing due to modestly higher demand and some asset retirements; utilization is now expected to decline, with less competitive modern assets likely to be scrapped in response 20 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Current Total Supply Illustrative Total Supply Illustrative Marketed Supply 35% 28% 7% 14% 18% <10yrs >40yrs 10 - 20yrs 20 - 30yrs 30 - 40yrs CURRENT SUPPLY AGE PROFILE 100% = 68 BENIGN SEMISUBS Benign - Water Semisubmersible Supply Dynamics 2 68 2 7 1 1 63 17 46 Newbuilds in Brazil Other Newbuilds >30yrs idle w/o future contract >30yrs rolling off contract by YE2020 15 - 30yrs idle for over 2yrs Non - marketed 0 10 20 30 40 50 60 70 80 90 100 0 20 40 60 80 100 120 140 Aug 2015 Nov 2015 Feb 2016 May 2016 Aug 2016 Nov 2016 Feb 2017 May 2017 Aug 2017 Nov 2017 Feb 2018 May 2018 Aug 2018 Nov 2018 Feb 2019 May 2019 Aug 2019 Nov 2019 Feb 2020 May 2020 Aug 2020 Semisubmersibles Total Contracted Total Supply Total Utilization Supply & Demand of Rigs, Total (left axis) Utilization, Total (right axis) ILLUSTRATIVE SUPPLY Between Aug 2015 and Aug 2020: 52 benign - water semisubs were retired 3 benign - water semisubs entered into service Source: IHS Markit RigPoint Utilization of benign - water semisubmersibles had increased significantly based on substantial scrapping of older assets; utilization is now expected to fall, with less competitive assets likely to be scrapped 21 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

1. Company Overview 2. Market Environment 3. Long - Term Forecast 4. Appendix 4. Appendix Agenda 22 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

23 Key Assumptions Day Rates & Utilization • Floaters day rates decline in 2021 and remain relatively flat through 2022, with utilization and day rates increasing more meaningfully in the 2023 to 2025 period, leading to rig reactivations in 2025. • Jackup day rates remain relatively flat through 2022, with rates increasing in the 2023 to 2025 period. Reactivations for higher spec rigs expected beginning in 2023. Existing Contract Adjustments • Existing contracts are assumed to take the most likely outcome based on customers’ termination provisions and reflect latest expectations. Newbuilds • DS - 13 and DS - 14 are delivered in 2021 and 2022, respectively, and both rigs begin working after 2025. Milestone payments and accrued interest are assumed to be paid in full in 2022. Rig Retirements • Three second - tier drillships and five semisubmersibles retired in 2020. • 11 legacy standard duty jackups are retired as their contracts expire over the forecast period, and two heavy duty jackups retired in 2020. Cost Reductions • Assume significant reductions in rig operating expenses along with reductions to shore - based G&A and support costs . Other • ARO makes no payments on the shareholder loan principal but pays interest each year. • Cash taxes are assumed based on the location the rigs are assumed to be working. • Assumes an August 15, 2020 filing and a 10.5 - month case. Model Outputs & Assumptions – August 12, 2020 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Model Output

	2020E	2021E	2022E	2023E	2024E	2025E
$M						
Floaters	$ 369	$ 282	$ 243	$ 273	$ 325	$ 624
Jackups	635	577	523	565	805	1,075
Managed Platforms	67	63	77	78	78	78
ARO Drilling leased revenue	77	78	71	69	73	58
Other revenue[1]	187	48	34	37	48	71
Amortization revenue	43	39	4	0	0	0
Total revenue	**1,379**	**1,087**	**952**	**1,021**	**1,329**	**1,906**
Floaters	420	243	195	192	193	325
Jackups	528	371	354	336	424	502
Managed Platforms	44	38	54	54	54	54
Daily rig opex	992	651	603	582	670	881
Stacking costs[2]	65	50	64	66	58	37
Preservation costs	36	12	-	-	-	-
Reactivation costs	5	8	-	46	82	163
Rig-based opex	1,099	720	667	694	810	1,081
Reimbursable expense	96	34	23	25	32	48
Amortization Expense	53	34	4	0	0	0
Total Expense	**1,248**	**788**	**694**	**719**	**842**	**1,128**
Operating margin	131	299	258	302	486	778
G&A/Support costs	255	182	167	161	180	218
Net amortized items[3]	10	(5)	(1)	(0)	(0)	-
Other operating income[4]	118	(0)	1	0	0	-
EBITDA	**$ 3**	**$ 111**	**$ 92**	**$ 141**	**$ 306**	**$ 560**
EBITDARP[5]	45	131	92	187	388	722
EBITDARPS[6]	110	180	156	253	446	759

[1] Other revenue includes $56M of contract termination fees in 2020, along with approx. $130 million of revenue for items such as ARO, mobilizations, personnel, equipment, catering and other reimbursable costs.

[2] Stacked costs include annual costs associated with preservation stacked rigs only. The average preservation stacking cost on an annual basis is approximately $3.7M for a drillship, $1.8M for a semi, and $1.3M for a jackup.

[3] Adjustment to add back amortized expenses (e.g. amortized mobilization costs) and remove amortized revenue (e.g. mobilization revenue) that are excluded from EBITDA, EBITDARP & EBITDARPS calculations.

[4] Other operating income includes the insurance proceeds from the DS-8 contract termination.

[5] EBITDA excluding reactivation and preservation costs.

[6] EBITDA excluding reactivation, preservation, and stacking expenses.

24

VALARIS

Model Outputs & Assumptions – August 12, 2020

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Model Output (continued)

$M	2020E	2021E	2022E	2023E	2024E	2025E
EBITDA	**$ 3**	**$ 111**	**$ 92**	**$ 141**	**$ 306**	**$ 560**
Maintenance capex	(40)	(43)	(41)	(40)	(47)	(61)
Rig survey and related costs	(55)	(34)	(82)	(81)	(138)	(120)
Newbuild Capex	(7)	(27)	(356)	-	-	-
Reimbursed capex	7	4	-	-	-	-
Cash Taxes	(48)	(34)	(39)	(42)	(59)	(102)
Tax refunds/penalties	-	25	10	(9)	-	-
Working capital changes	(0)	48	14	25	(29)	(141)
Costs to achieve recurring savings[7]	(54)	(7)	(3)	(3)	(3)	-
Restructuring fees[8]	(100)	(139)	-	-	-	-
Transaction costs[9]	(45)	(1)	-	-	-	-
Share-based compensation	21	16	20	20	20	20
Pension payments	(29)	(21)	(27)	(31)	(33)	(30)
Cash interest from ARO	18	11	11	12	13	14
Other cash adjustments[10]	(29)	39	3	-	-	-
Proceeds from asset sales	49	1	1	-	1	-
Unlevered cash flow[11]	**$ (308)**	**$ (52)**	**$ (397)**	**$ (9)**	**$ 31**	**$ 140**
H2 2020+ Cumulative UCF	$ (34)	$ (85)	$ (482)	$ (491)	$ (460)	$ (320)
H2 2020+ Cumulative UCF (excl. newbuilds)[12]	(27)	(51)	(86)	(88)	(50)	98
Active rigs[13]						
Drillships	4	4	4	4	4	7
Semisubmersibles	2	1	1	1	1	4
Jackups	22	20	18	18	23	29
ARO leased[14]	9	9	9	9	9	6
Total	37	34	32	32	37	46

[7] Includes non-recurring severance and implementation costs along with professional fees.
[8] Assumes a 10.5-month case.
[9] Includes merger integration costs and fees associated with a shareholder matter.

[10] Other cash adjustments include a settlement with a legacy company partner, impress inventory and other items and adjustments.
[11] Unlevered cash flow excludes actual and expected cash interest costs for senior notes and revolving credit facility of approximately $177 million from January 1, 2020 through August 15, 2020, as well as approximately $122 million of interest payments between June 1, 2020 and August 15, 2020.
[12] Excludes holding costs, interest, final milestone payments and stacking costs for DS-13 and DS-14.

[13] Active rigs at the end of each calendar year; excludes cold stacked rigs. Active rig count at the end of 2019 was 9 drillships, 6 semisubmersibles, 37 jackups, and 9 ARO leased jackups.
[14] ARO leased rigs Charles Rowan, Rowan Middletown, and Arch Rowan assumed to be retired at the end of 2024.

Note: The revolving credit facility balance on June 30, 2020 was $551 million, with $202 million of cash on hand.

VALARIS
Model Outputs & Assumptions – August 12, 2020
25

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Day Rates & Utilization by Rig Class

	2020E		2021E		2022E		2023E		2024E		2025E	
	Dayrate ($K)	Utilization (%)	Dayrate ($K)	Utilization (%)	Dayrate ($K)	Utilization (%)	Dayrate ($K)	Utilization (%)	Dayrate ($K)	Utilization (%)	Dayrate ($K)	Utilization (%)
Dual Activity Drillships	167	39%	164	27%	160	24%	175	25%	225	25%	250	38%
8500s	155	14%	150	26%		0%		0%		0%	150	33%
Other Modern Semis	240	29%	202	40%	200	42%	200	42%	200	42%	200	85%
Heavy Duty Ultra-Harsh Environment	127	72%	132	66%	133	61%	149	71%	153	88%	170	90%
Heavy Duty Harsh Environment	77	45%	75	54%	90	57%	96	57%	107	73%	117	75%
Heavy Duty - Modern	70	45%	68	51%	64	43%	72	43%	87	59%	97	86%
Standard Duty - Modern	63	52%	71	38%	74	28%	75	26%	81	39%	86	67%
Standard Duty - Legacy	61	66%	71	87%	67	91%	80	90%	90	90%	90	90%
Legacy Drillships		0%										
Legacy Semis	111	89%										
Total Fleet, excl. ARO & Managed Platforms	**98**	**45%**	**100**	**46%**	**102**	**40%**	**116**	**40%**	**126**	**49%**	**139**	**67%**
ARO Bareboat Charter	23	100%	24	100%	23	96%	22	94%	23	97%	27	98%
Managed Platforms	91	100%	85	100%	106	100%	107	100%	107	100%	107	100%

	2020E		2021E		2022E		2023E		2024E		2025E	
	Total Rig Count	Active Rig Count	Total Rig Count	Active Rig Count	Total Rig Count	Active Rig Count	Total Rig Count	Active Rig Count	Total Rig Count	Active Rig Count	Total Rig Count	Active Rig Count
Dual Activity Drillships	11	4	12	4	13	4	13	4	13	4	13	7
8500s	3	1	3	0	3	0	3	0	3	0	3	2
Other Modern Semis	2	1	2	1	2	1	2	1	2	1	2	2
Heavy Duty Ultra-Harsh Environment	6	5	6	5	6	5	6	5	6	6	6	6
Heavy Duty Harsh Environment	6	4	6	4	6	4	6	4	6	5	6	5
Heavy Duty - Modern	12	6	12	6	12	6	12	6	12	8	12	12
Standard Duty - Modern	7	3	7	2	7	2	7	2	7	3	7	5
Standard Duty - Legacy	4	4	3	3	1	1	1	1	1	1	1	1
Legacy Drillships	0	0	0	0	0	0	0	0	0	0	0	0
Legacy Semis	0	0	0	0	0	0	0	0	0	0	0	0
Total Fleet, excl. ARO and Managed Platforms	**51**	**28**	**51**	**25**	**50**	**23**	**50**	**23**	**50**	**28**	**50**	**40**
ARO Bareboat Charter	9	9	9	9	9	9	9	9	9	9	6	6
Managed Platforms	2	2	2	2	2	2	2	2	2	2	2	2

VALARIS

Model Outputs & Assumptions – August 12, 2020

26

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

27 Preservation Stacking Assumptions DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS Model Outputs & Assumptions – August 12 , 2020 2020E 2021E 2022E 2023E 2024E 2025E Dual Activity Drillships 5 8500s 1 1 Other Modern Semis 1 Heavy Duty Ultra-Harsh Environment 1 Heavy Duty Harsh Environment 2 Heavy Duty - Modern 2 1 Standard Duty - Modern 3 1 Standard Duty - Legacy Legacy Drillships Legacy Semis Total Fleet, excl. ARO & Managed Platforms 15 3 0 0 0 0 ARO Bareboat Charter Managed Platforms $M 2020E 2021E 2022E 2023E 2024E 2025E Dual Activity Drillships $20 8500s $5 $4 Other Modern Semis $2 $1 Heavy Duty Ultra-Harsh Environment $3 $4 Heavy Duty Harsh Environment Heavy Duty - Modern $4 $1 Standard Duty - Modern $2 $2 Standard Duty - Legacy Legacy Drillships Legacy Semis Total Fleet, excl. ARO & Managed Platforms $36 $12 $0 $0 $0 $0 ARO Bareboat Charter Managed Platforms Rigs Preservation Stacked Preservation Stacking Costs

28 Reactivation Cost Assumptions DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS Model Outputs & Assumptions – August 12, 2020 2020E 2021E 2022E 2023E 2024E 2025E Dual Activity Drillships 3 8500s 2 Other Modern Semis 1 1 Heavy Duty Ultra-Harsh Environment 1 Heavy Duty Harsh Environment 1 1 Heavy Duty - Modern 1 4 1 Standard Duty - Modern 1 2 Standard Duty - Legacy Legacy Drillships Legacy Semis Total Fleet, excl. ARO & Managed Platforms 0 1 0 4 7 7 ARO Bareboat Charter Managed Platforms $M 2020E 2021E 2022E 2023E 2024E 2025E Dual Activity Drillships $88 8500s $46 Other Modern Semis $5 $8 $15 Heavy Duty Ultra-Harsh Environment $12 Heavy Duty Harsh Environment $12 $19 Heavy Duty - Modern $17 $53 $10 Standard Duty - Modern $6 $15 Standard Duty - Legacy Legacy Drillships Legacy Semis Total Fleet, excl. ARO & Managed Platforms $5 $8 $0 $46 $82 $163 ARO Bareboat Charter Managed Platforms Rigs Reactivated Reactivation Costs

29 Rig Retirement Assumptions DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS Model Outputs & Assumptions – August 12 , 2020 2020E 2021E 2022E 2023E 2024E 2025E Dual Activity Drillships 8500s 4 Other Modern Semis Heavy Duty Ultra-Harsh Environment Heavy Duty Harsh Environment 1 Heavy Duty - Modern 1 Standard Duty - Modern Standard Duty - Legacy 5 1 2 Legacy Drillships 3 Legacy Semis 1 Total Fleet, excl. ARO & Managed Platforms 15 1 2 0 0 0 ARO Bareboat Charter 3 Rigs Retired

Preservation Stacking & Retirement

In anticipation of a multi-year downtown, Valaris is preservation stacking several competitive rigs and retiring assets where expected costs to reactivate or enhance less capable rigs are not economically justified

Preservation Stacking

- Keeping non-working rigs available to pursue short-term work at near break-even levels can be a material cash liability
- By preservation stacking a rig, costs are less than keeping the rig idle in a warm stack state[1], with some reactivation expense required to return the rig to work
- In general, preservation stacking a rig breaks even in just over two years – these preservation stacked rigs will remain stacked until market conditions become more favorable and contracting terms return to levels where we are able to lock in the necessary return on capital to justify a reactivation

This is a shift in Valaris' marketing approach from what was done in the past several years, including during the prior sector downturn

Retirement

- Several rigs in the fleet are expected to be retired, either because costs to reactivate, upgrade and/or extend the useful life of the asset are not economically feasible
- In analyzing rig retirement candidates, Valaris evaluates several criteria including technical capabilities, out of service time to date, relative ranking compared to other rigs in the global fleet, and expected reactivation date and costs
- Given expected market conditions, the company is expecting to retire eight floaters and 13 jackups during the 2020 – 2025 period

Recently announced the retirement of seven modern floaters, including three drillships that were ~10 years old and had been stacked for three years on average

[1] Average preservation stacking cost on an annual basis is approximately $3.7M for a drillship, $1.8M for a semi, and $1.3M for a jackup. Preservation stacking a rig as opposed to warm stacking is expected to reduce total annual costs by approximately $15M for a drillship, $9.8M for a semisubmersible, and $6.8M for a jackup.

VALARIS

30

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

1. Company Overview 2. Market Environment 3. Long - Term Forecast 4. Appendix Agenda 31 DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Considerations for keeping an integrated jackup and floater fleet ▪ Capture significant economies of scale and scope in corporate, technical, and rig - level support to establish market leading cost position ▪ Service premium customers with preference to deal with single provider ▪ Provide diversified exposure across a broader geographic and customer base ▪ Ability to attract best talent across all segments ▪ Broader access to capital markets given scale and diversification DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS Benefits of an integrated fleet How to mitigate challenges ▪ Distinct segments managed by separate teams to ensure proper focus and stickiness of differentiated service levels ▪ Establish independent segments, maintaining distinct cost structure and service levels, through shared support infrastructure ▪ Optimize capital structure for individual financial profile of segments 32

>50% >50% Valaris Valaris FloaterCo Valaris JackupCo ARO 33 Illustrative Alternative Structure – Project Wheel Valaris Valaris FloaterCo Valaris JackupCo ARO New Regional Partnerships Valaris Valaris FloaterCo Valaris JackupCo ARO Phase 1 Reorganize into hub and spokes model • H igh quality assets moved into spokes and grouped by asset type • The Valaris hub would retain selected assets not grouped into spokes and provide support to hubs • Spokes could be further segmented by asset type or geography Phase 2 Create equity currency at spokes Phase 3 Drive consolidation through spokes Equity <50 % Debt Equity <50 % Debt Target Target • New equity and debt could be raised at spokes at levels optimized for each financial profile with more efficient cost of capital • Valuation of spokes would provide support to Valaris hub • Properly capitalized, pure - play spokes may help close valuation gaps and create more attractive M&A currencies • Spokes along with Valaris parent equity would provide multiple options for M&A • Clean platform for new regional partnerships like ARO Debt DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Valaris has a Versatile Modern Fleet Operating in Most Major Offshore Hydrocarbon Basins 1 3 Drillships (DS - 3, DS - 5 & DS - 6) 4 Semisubs (8500, 8501, 8502 & 8504) 1 Heavy Duty Jackup (JU - 105) 1 Harsh Environment Jackup (JU - 100) 3 Legacy Jackups (JU - 88, JU - 87 & JU - 84) 12 Rigs Sold or Intended For Sale 11 Standard Jackups 13 Modern Drillships 5 Modern Semisubs 13 Heavy Duty Jackups 6 Harsh Environment Jackups 7 Ultra Harsh Environment Jackups 7 Legacy Jackups 55 Highly Competitive Rigs 62 Active Valaris Rigs 1 2 9 ARO Drilling Rigs 3 7 Active Jackups 2 Jackups Under Construction DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS 34

35 Recent Fleet Status Updates Contract Additions Contract Terminations Contract Modifications JU - 291 (Stavanger) DS - 7 DS - 10 JU - 102 DS - 9 DS - 15 (Renaissance) JU - 104 DPS - 1 8505 JU - 87 MS - 1 JU - 248 (Gorilla VI) JU - 67 JU - 84 JU - 290 (Viking) JU - 141 JU - 140 JU - 108 JU - 107 JU - 76 JU - 54 Contract revenue backlog of ~$1.6 billion as of July 30, 2020 Form 10 - Q Filing DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

36 Recent Fleet Status Update Details DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

37 Contract Status For Marketed Floaters 1 VALARIS DPS-1 VALARIS MS-1 VALARIS 8505 VALARIS DS-8 VALARIS DS-18 VALARIS DS-15 VALARIS DS-12 VALARIS DS-10 Contracted Options 2H 2020 2021 1 Contract status as of July 28, 2020; excludes 2 drillships that are under construction as well as 6 drillships and 3 semisubm er sibles that are currently or in the process of being preservation stacked Drillships Semisubmersibles DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Contract Status For Marketed Heavy Duty Ultra-Harsh & Harsh Environment Jackups[1]



2H 2020
2021
Heavy Duty Ultra-Harsh[1]
VALARIS JU-248
VALARIS JU-290
VALARIS JU-291
VALARIS JU-250
VALARIS JU-292
VALARIS JU-247
Heavy Duty Harsh
VALARIS JU-120
VALARIS JU-122
VALARIS JU-102
VALARIS JU-123
VALARIS JU-100
Contracted
Options
Leased to ARO Drilling

VALARIS

[1] Contract status as of July 28, 2020; excludes 3 jackups that are preservation stacked

38

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Contract Status For Marketed Modern Heavy Duty & Standard Duty Jackups[1]


2H 2020
2021
Heavy Duty Modern
Standard Duty Modern
VALARIS JU-106
VALARIS JU-116
VALARIS JU-108
VALARIS JU-118
VALARIS JU-110
VALARIS JU-104
VALARIS JU-107
VALARIS JU-117
VALARIS JU-115
VALARIS JU-76
VALARIS JU-148
VALARIS JU-147
VALARIS JU-143
VALARIS JU-146
VALARIS JU-141
VALARIS JU-140
VALARIS JU-144
Contracted
Options
Leased to ARO Drilling

VALARIS

[1] Contract status as of July 28, 2020; excludes 7 jackups that are currently or in the process of being preservation stacked

39

DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS

Company Capital Structure DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS 40

Company Corporate Structure DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS 41

42 Illustrative Intercompany Claims & Recovery Analysis Assuming the full $850 million intercompany claim by ENSCO Jersey Finance Ltd. against Valaris plc, and assuming all other intercompany balances are valid intercompany claims, under the asset value sensitivities highlighted below the Company’s intercompany model provides the following values to each creditor class • The asset values underlying this analysis reflect assumptions provided by the advisors to the bondholder group • This scenario was run at the request of the advisors to the bondholder group and this analysis does not necessarily reflect the views of the company or its advisors • Assumes RCF balance of $547 million Recovery Amount ($) Scenario: 50% of Bondholder Assumed Asset Values 100% of Bondholder Assumed Asset Values Total Asset Value: $3.1 billion $5.2 billion Revolving Credit Facility $547 $547 Pride International LLC Bonds 141 300 ENSCO International Inc. Bonds 21 62 ENSCO Jersey Finance Ltd. Bonds 313 742 Valaris plc Bonds 950 2,254 Total $1,972 $3,905 Multiple of Valaris Bonds Recovery Pride International LLC Bonds 1.8x 1.6x ENSCO International Inc. Bonds 1.0x 1.3x ENSCO Jersey Finance Ltd. Bonds 2.0x 2.0x Valaris plc Bonds 1.0x 1.0x DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS Note: Analysis as of July 1, 2020.

Boldly First DRAFT - CONFIDENTIAL - SUBJECT TO FRE 408 AND ITS EQUIVALENTS